Exhibit 21.1
SUBSIDIARIES OF PLANET FITNESS, INC.

Entity	Jurisdiction
Planet Fitness, Inc.	Delaware
Planet Fitness Blocker, LLC	Delaware
Pla-Fit Holdings, LLC	Delaware
Planet Intermediate, LLC	Delaware
Planet Fitness Holdings, LLC	New Hampshire
Planet Fitness SPV Guarantor LLC	Delaware
Planet Fitness Master Issuer LLC	Delaware
Planet Fitness Franchising LLC	Delaware
Planet Fitness Distribution LLC	Delaware
Planet Fitness Assetco LLC	Delaware
Planet Fitness Australia Pty Ltd	Australia
Planet Fitness Australia Franchise Pty Ltd	Australia
Planet Fitness Australia Equipment Pty Ltd	Australia
Planet Fitness Australia Holdings, LLC	New Hampshire
PFIP International, LLC	Delaware
Planet Fitness International Franchise, LLC	Delaware
Origin Fitness Holdings, LLC	Delaware
Origin Fitness, S.L.	Spain
Planet Fitness Equipment LLC	New Hampshire
Pla-Fit Canada Inc.	Canada
Pla-Fit Canada Franchise Inc.	Canada
Pla-Fit Canada Equipment Inc.	Canada
Pla-Fit Franchise LLC	New Hampshire
PFIP, LLC	New Hampshire
Planet Fitness NAF, LLC	New Hampshire
Planet Fitness Realco, LLC	New Hampshire
Planet Fitness Mexico Holdings, LLC	New Hampshire
Planet Fitness Mexico S. DE R.L. DE C.V.	Mexico
Pla-Fit Health LLC	New Hampshire
Pla-Fit Health NJNY LLC	New Hampshire
Planet Fitness Disaster Relief Fund	New Hampshire
Sunshine Fitness Growth Holdings, LLC	Delaware
Sunshine Intermediate, LLC	Delaware
Sunshine Sub, LLC	Delaware
Sunshine Fitness Centers, LLC	Delaware
Sunshine Fitness Management, LLC	Florida
Sunshine Fitness Holdings, LLC	Florida
Sunshine Fitness Perry, LLC	Florida
Sunshine Fitness Dr. Phillips, LLC	Florida

Sunshine Fitness Dublin, LLC	Florida
Sunshine Fitness Columbus 1, LLC	Florida
Sunshine Fitness Leesburg, LLC	Florida
Sunshine Fitness Pensacola, LLC	Florida
PF Palmetto Holdings. LLC	Delaware
PF Florence, LLC	South Carolina
Hendersonville Fitness, LLC	North Carolina
Dowler Holdings, LLC	Delaware
GSH West Palm East, LLC	Florida
The A Team, LLC	Florida
PF NC Holdings, LLC	Florida
PF FL 16, LLC	Florida
Montgomery Fitness Group, LLC	Delaware
Sunshine Fitness Montgomery, LLC	Delaware